EXHIBIT 10.2

            [LOGO]
Member of NASD, MSRB and SIPC
    EMPIRE FINANCIAL GROUP, INC
   14 East 60 Street, 2nd Floor
         NY, NY I0022
         646-329-7007
         973-277-3634

                                                                December 2, 2006

Mr. Peter Katevatis
Chief Executive Officer/ President
Mediscience Technology Corporation
1235 Folkestone Way
Cherry hill, NJ 08034


Dear Mr. Peter Katevatis:


      This letter (the "Agreement") constitutes the agreement between Mediscience Technology Corporation (the "Company") and Empire Financial Group, Inc. ("Empire") that Empire shall serve as the placement agent for the Company, on a "best efforts" basis, in connection with the proposed offer and private placement (the "Offering") by the Company of $2.0 million and is predicated on successful completion of the doe diligence investigation by Empire.


      A. Fees and Expenses. In connection with the Services described above, the Company shall pay to Empire the following:

      1. Placement Agent's Fee. As compensation for its services in connection with the Private Placement, the Company agrees to pay Empire a nonrefundable retainer fee of $10,000 ("Ten Thousand Dollars") in cash upon execution of this letter agreement. The Company shall pay to Empire a cash placement fee equal to twelve percent (12.0%) of the aggregate purchase price paid by each purchaser of Securities that were placed in the Offering (the "Placement Agent's Fee"). The Placement Agent's Fee wilt be deducted from the gross proceeds of the Securities sold at the Closing, The amount of the retainer tee previously paid to Empire will be credited on a dollar for dollar basis toward the cash portion of the placement fee.

      2, Expenses. In addition to any fees payable to Empire hereunder and regardless of whether an Offering is consummated, the Company hereby agrees to reimburse Empire, within ten (10) days after



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Written  request  therefore,  all  reasonable  travel  and  other  out-of-pocket
expenses  incurred  in  connection  with  Empire's  engagement,   including  the
reasonable fees and expenses of Empire's counsel but which shall he capped at $5,000. The Company shall also be responsible for ordering up to ten (10) Lucite deal tombstones and shall release a press release at the conclusion of the transaction that shall be reviewed and approved by Empire.

      3. Warrants: In addition to the Placement Agent's Fee, upon the closing of the sale of securities in connection with the Offering, the Company shall issue to the Placement Agent warrants to purchase shares of common stock of the Company (the "Warrants") in an amount ten percent (100%) of the amount of Securities issued or issuable by the Company in the Offering. The Warrants shall be exercisable at 120% of the Offering Price or at the market price on the date of signing this agreement, whichever is lower. The Warrants shall expire five years from the date of issuance. The Warrants shall be in the same form, including, without limitation, the same registration rights and anti-dilution provisions, as the securities sold in the Offering; provided however, the Warrants shall include a "net issuance" exercise feature.

      B. No-Shop. Until the Offering contemplated hereby is completed, but no later than 180 days from the date hereof (the "No-Shop Period"), the Company agrees that it will not negotiate with any other person relating to a possible public or private offering or placement of the Company's securities.

      C. Term and Termination of Engagement. Except as set form below, the term (the Term") of Empire's engagement will begin on die date hereof and end on the earlier of the consummation of due Offering or 20 days after receipt by cither Party hereto of written notice of termination; provided that no such notice may be given by the Company during the No Shop Period. Notwithstanding any such expiration or termination, Paragraphs D through N shall survive and remain in full force and effect and be binding on the parties hereto, in accordance with their terms.

      D. Fie Tail. Empire shall be entitled to a Placement Agent's Fee, calculated in the manner provided in Paragraph A, with respect to any securities purchased in any subsequent offering ("Subsequent Offering") by investors whom Empire bad introduced to the Company during the Term if such Subsequent Offering is consummated at any time within (i) the 24-month period following the consummation of this Offering and (ii), if no Offering shall have been consummated during the Term, the six month period following the expiration or termination of this Agreement.

      E. Future Transactions, If, at any time during the Tern, or within the 24-month period following consummation of the Offering during the Term, the Company or any of its subsidiaries (i) disposes of or acquires business units or acquires any of its outstanding securities or makes any exchange or tender offer or enters into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distribution or a spin-off or split-off (each, a "Transaction"), and the Company decides to retain a financial advisor for such Transaction, Empire shall have the right to act as one of the Company's financial advisors for any such Transaction; or (ii) decides to finance or refinance any indebtedness using a manager or agent, Empire (or any affiliate designated by Empire) shall have the right to act as a manager, placement agent or lead agent with respect to such financing or refinancing- or (iii) determines to raise funds by means of a public offering or a Offering of equity or debt securities using an underwriter or placement agent, Empire shall have the right to act as an underwriter, initial purchaser or placement agent for such financing. In each case where Empire so serves, Empire shall be entitled to at least one third of the total fees paid in connection with the foregoing transactions. If Empire or its affiliates decides to accent any such engagement, the agreement governing such engagement will

Contain, among other things, provisions for customary fees for Transactions of similar size <<fid nature and the provisions of this Agreement, including indemnification, which are appropriate to such Transaction.

      F. Use of information. The Company will furnish Empire such written information as Empire reasonably requests in connection with die performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Empire will use and rely entirely upon such information as Well as publicly available information regarding the Company and other potential parties to an Offering and that Empire docs not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Empire in connection with the provision of its services.

      G. Confidentiality, In the event of the consummation or public announcement of any Offering, Empire shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of "tombstone" advertisements in financial and other newspapers and journals. Empire agrees to Steep confidential during die Term, and for five years after the expiration or any termination, of this Agreement, all material nonpublic information provided to it by the Company, except as required by law, pursuant to an order of a court of competent jurisdiction or the request of a regulatory authority having jurisdiction over Empire or its affiliate* (a "Regulatory Request"*, or as contemplated by the terms of this Agreement, provided Empire shall, if permitted by law, give notice to the Company of the request or order (other than a Regulatory Request) to furnish the nonpublic information. Notwithstanding any provision herein to the contrary, Empire may disclose nonpublic information to its affiliates, agents and advisors whenever Empire determines that such disclosure is necessary to provide the services contemplated hereunder, provided that Empire advises such persons of the obligation to maintain the confidentiality of such information and remains liable under this Agreement for any breach of confidentiality by such affiliates, agents and advisors. Notwithstanding any provision herein to the contrary, this Section G shall not bar disclosure of, and Empire and the Company and their respective representatives or agents may disclose, without limitation of any kind, any information with respect to the *1ax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section
1.6011 -4) of the Offering and related transactions and ail materials of any kind (including opinions or other tax analyses) that are provided to Empire or the Company or such representatives or agents relating to such tax treatment and tax structure, provided that with respect to any document or similar item, this sentence shad only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transactions.

      H. Securities Matters. The Company shall be responsible for any and ail compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, and Rule 506 promulgated there under, and unless otherwise agreed in writing, all state securities ("blue sky") laws. Empire agrees to cooperate with counsel to the Company in that regard.

      I. Indemnity. Empire and the Company agree to the indemnification provisions as set forth In annex A attached hereto.

      J. Limitation of Engagement to the Company. The Company acknowledges that Empire has been retained only by the Company, that Empire is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company's engagement of Empire k not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or


                                       3
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partner of the Company or any other person not a party hereto as against  Empire or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934), employees or agents. Unless otherwise expressly agreed in writing by Empire, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Empire, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Empire to the Company in connection with Empires engagement is intended solely for the benefit and use of the Company's management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Empire shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Empire.

      K. Limitation of Empire's Liability to the Company, Empire and the Company further agree that neither Empire nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of !934), employees or agent* shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any lasses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Empire and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted solely from die gross negligence or willful misconduct of Empire. With respect to alleged breaches id the Confidentiality provisions herein by Empire, the Company shall have the right to pursue equitable relief in addition to any other remedy in equity or law.

      L. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any disputes which arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in die City and State of New York. In the event of the bringing of any action, or by a parry hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party die costs and expenses incurred in connection therewith, including its reasonable attorneys' fees.

      M. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or tealeaf, if sent to Empire, to Empire Financial Group. Inc., 2170 West State Road 434 Suite #100 Longwood, FL 32?7<< Attention Messrs, Don Wojnowski, jr., with a copy to Morse, Zelnick. Rose & Under, LLP, 405 Park Avenue, New York, NY 10022, Attention: Stephen A. Zelnick, Esq. and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to Mr. Peter Kalevatis,1235 Folkestone Way, Cherry Hill, NJ 08034. Notices sent by certified mail shall be deemed received five days thereafter, notices seat by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by telefax shall be deemed received as of the date and time printed thereon by the telefax machine.

      N. Miscellaneous. This Agreement shall not be modified or amended except in writing

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


Signed by Empire and the Company. This Agreement shall not be assigned without the prior written consent of Empire and the Company; provided, however, that in the event of a Offering in which the Company is not the surviving corporation or entity, the Company's remaining obligations (except with respect to the Fee Tail and Future Offerings), if any, under this Agreement shall remain in full force and effect and become obligations of the surviving corporation or entity. This Agreement constitutes the entire agreement of Empire and the Company with respect to the subject matter hereof and supersedes any prior agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but ail of which together shall constitute one and the same instrument.

      In acknowledgment that the foregoing correctly sets forth the understanding reached by Empire and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.


                                        Very truly yours,
                                        EMPIRE FINANCIAL GROUP, INC.


                                        By: /s/ Don Wojnowski
                                        Don Wojnowski
                                        Chief Executive
                                        Officer




Confirmed and accepted as of the date first above written



Mediscience Technology
Corporation Peter Katevatis

By: /s/ Peter Katevatis

President and Chief Executive Officer

                                     Annex A




December 2.2006

Empire Financial
Group, Inc. 14 East
60th Street, 2nd
Flow-NY, NY 10022


Gentlemen:

      In connection with our engagement of Empire Financial Group, Inc. ("Empire") as our placement agent, we hereby agree to indemnify and hold harmless Empire and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a "Claim"), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of Empire, or (B) otherwise relate to or arise out of Empire's activities on our behalf under Empire's engagement, and we shall reimburse any Indemnified Person for all out-of*pocket expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such Claim to which the indemnified Person is, or is threatened to be made, a party. Notwithstanding anything to the contrary set forth above, we will not be responsible for any Claim, or for any reimbursement of any Indemnified Person's expenses in connection with such Claim, witch is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. We further agree that no Indemnified Person shall have any liability to us fur or in connection with our engagement of Empire except for any Claim incurred by us as a result of such Indemnified Person's gross negligence or willful misconduct.


      We further agree that we will not, without the prior written consent of Empire, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each indemnified Person hereunder from any and all liability arising out of such Claim.


      Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, except and only to the extent such failure results in die forfeiture by us of substantial rights and defenses. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines and provides written correspondence to as, that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and legal counsel to such Indemnified Parson reasonably concludes that there may be legal defenses available to such indemnified Person different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend H in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we Sis! inner/ or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert cross claims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, in accordance with the terms of this Agreement, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which we assume the defense, the indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.


      Empire agrees that it will indemnify and hold harmless the Company and each of its directors and officers, employees, agents, stockholders and affiliates against any Loss whosoever (including, but not limited to, any and all legal fees and other expenses) to which the Company or any such person or entity may be subject solely as a result of statements made in the Private Placement Memorandum based solely upon information supplied by Empire to the Company in writing or based upon the gross negligence or willful misconduct of Empire or any of its employees or agents in acting as Placement Agent for the offering and sale hereunder.


      We agree mat if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then {whether or not Empire is the Indemnified Person), we and Empire shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Empire on the other, in connection with Empire's engagement referred to above, subject to the limitation that in no event shall the amount of Empire's contribution to such Claim exceed the amount of fees actually received by Empire from us pursuant to Empire's engagement. We hereby agree that the relative benefits to us. on the one hand, and Empire on the other, with respect to Empire's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant 10 the Offering (whether or not consummated) for which you arc engaged to render services bears to (b) the fee paid or proposed to be paid to Empire in connection with such engagement.

      Our indemnity, re-imbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.


      The validity and interpretation of the agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). Each of Empire and the Company hereby irrevocably submits to the jurisdiction of any court of the State of New York, County of New York or fee United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this agreement or the Offerings contemplated hereby, which is brought by or against Empire or the Company and in connection therewith, each of Empire and the Company (i) hereby irrevocably agrees flat all claims in respect of any such salt, action or proceeding may be heard and determined in any such court, (ii) to the extent that it has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, it hereby waives, to the fullest extent permitted by law, such immunity and (iii) agrees not to commence any action, suit or proceeding relating to this agreement other than ia any such court. Each of Empire and the Company hereby waives and agrees not to assert in any such action, suit or proceeding, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to its property of (c) any suit, action or proceeding is brought in an inconvenient forum.

      The provisions ot this Agreement shall remain in full force and effect following the completion or termination of Empire's engagement.



                                              Very truly yours,
                                              Mediscience Technology Corporation



                                              By: /s/Peter Katevatis
                                                  ---------------------------
                                              Chief Executive Officer


Confirmed and agreed to:
EMPIRE FINANCIAL GROUP, INC.


By: /s/ Don Wojnowski
Don Wojnowski
Chief Executive
Officer


Date: